Exhibit 4.3

FIRST SUPPLEMENTAL INDENTURE

GE CAPITAL INTERNATIONAL FUNDING COMPANY,

as Issuer

the Guarantors party hereto

AND

GE CAPITAL SUB 3, INC.

as GECC Successor Guarantor

AND

THE BANK OF NEW YORK MELLON,

as Trustee

SUPPLEMENTAL INDENTURE

Dated as of December 2, 2015

THIS FIRST SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), entered into as of 12:05 am (New York time) on December 2, 2015 among GE CAPITAL INTERNATIONAL FUNDING COMPANY, a public unlimited company duly incorporated and existing under the Companies Act 2014 of Ireland (the “Company”), GENERAL ELECTRIC COMPANY, a corporation duly organized and existing under the laws of the State of New York (“GE”), GENERAL ELECTRIC CAPITAL LLC, a limited liability company duly organized and existing under the laws of the State of Delaware (formerly known as General Electric Capital Corporation) (the “GECC Guarantor” and, together with GE, the “Guarantors”), GE CAPITAL SUB 3, INC., a corporation duly organized and existing under the laws of the State of Delaware (the “Undersigned”), and THE BANK OF NEW YORK MELLON, a bank duly organized and existing under the laws of the State of New York, as trustee (the “Trustee”).

W I T N E S S E T H:

WHEREAS, the Company, the Guarantors party thereto and the Trustee entered into the Indenture, dated as of October 26, 2015 (the “Indenture”), to provide for the issuance by the Company from time to time of its unsecured notes or other evidences of indebtedness to be issued in one or more series, as provided in the Indenture;

WHEREAS, pursuant to Section 14.02 of the Indenture, in the circumstances described therein, an Affiliate of GE may be required to or permitted to become a GECC Successor Guarantor and to assume the GECC Guarantee; and

WHEREAS, the execution and delivery of this Supplemental Indenture has been duly authorized in all respects and all conditions and requirements necessary to make this Supplemental Indenture a valid, binding and enforceable instrument in accordance with its terms and a valid amendment of and supplement to the Indenture have been duly performed and complied with;

NOW, THEREFORE, WITNESSETH:

That in consideration of the premises and mutual covenants herein and in the Indenture, and for other good and valuable consideration receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound, the parties to this Supplemental Indenture hereby agree as follows:

Section 1. Capitalized terms used herein and not otherwise defined herein are used as defined in the Indenture.

Section 2. The Undersigned, by its execution of this Supplemental Indenture, agrees to assume all of the obligations under the GECC Guarantee provided by any GECC Guarantor and the punctual performance and observance of all of the covenants and other obligations under the Indenture to be performed by the GECC Guarantor and, with effect from the date hereof, agrees to be the GECC Guarantor under the Indenture and to be bound by the terms of the Indenture applicable the GECC Guarantor, including, but not limited to, Article Fourteen thereof.

Section 3. With effect from the date of this Supplemental Indenture, the GECC Guarantor shall be relieved of any further obligation under the Indenture and under its Guarantee in accordance with Section 14.02 of the Indenture.

Section 4. This Supplemental Indenture shall be deemed to be a contract made under and shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to applicable principles of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby, except to the extent expressly provided in the Indenture.

Section 5. The Undersigned irrevocably and unconditionally submits to the non-exclusive jurisdiction of any U.S. federal or New York State court located in the Borough of Manhattan, The City of New York over any suit, action or proceeding arising out of or relating to this Supplemental Indenture or any transaction contemplated hereby. The Undersigned irrevocably and unconditionally waives any objection to the laying of venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding has been brought in an inconvenient forum. A final judgment in any such suit, action or proceeding brought in any such court shall be conclusive and binding upon the Undersigned and may be enforced in any other courts to whose jurisdiction the Undersigned is or may be subject, by suit upon judgment.

Section 6. The Undersigned hereby designates and appoints GE Capital Treasury Services (US) LLC, currently of 201 High Ridge Road, Stamford, CT 06905 (Attention: President and Chief Executive Officer), as its authorized agent upon which process may be served in any suit or proceeding in any U.S. federal or New York State court located in the Borough of Manhattan, The City of New York arising out of or relating to the Securities, the Guarantees or the Indenture, and GE Capital Treasury Services (US) LLC accepted such designation and appointment. The Undersigned agrees that service of process upon such authorized agent shall be deemed in every respect effective service of process upon it in any such suit or proceeding in any such court. Such appointment shall be irrevocable so long as any of the Securities remain Outstanding or any obligations under any Guarantees remain outstanding until the appointment of a successor by the Undersigned and such successor’s acceptance of such appointment. Upon such acceptance, the Undersigned shall notify the Trustee of the name and address of such successor. The Undersigned further agrees to take any and all action, including the execution and filing of any and all such documents and instruments, as may be necessary to continue such designation and appointment of such authorized agent in full force and effect so long as any of the Securities shall be Outstanding. The Trustee shall not be obligated and shall have no responsibility with respect to any failure by the Undersigned to take any such action. The Undersigned agrees that nothing herein shall affect any Securityholder’s right to effect service of process in any other manner permitted by law or bring a suit action or proceeding (including a proceeding for enforcement of a judgment) in any other court or jurisdiction in accordance with applicable law.

Section 7. The Undersigned agrees that, to the extent that it has or hereafter may acquire any sovereign or other immunity from any legal action, suit or proceeding, from jurisdiction of any court or from set-off or any legal process (including any immunity from non-exclusive jurisdiction or from service of process or from any execution to satisfy a final judgment or from attachment or in aid of such execution or otherwise) with respect to itself or any of its property, it irrevocably waives, to the fullest extent permitted under applicable law, any such right of immunity or claim thereto which may now or hereafter exist, and agrees not to assert any such right or claim in any action or proceeding against it arising out of or based on the Securities, the Guarantees or the Indenture.

Section 8. This Supplemental Indenture may be signed in various counterparts which together will constitute one and the same instrument.

Section 9. This Supplemental Indenture is an amendment supplemental to the Indenture and the Indenture and this Supplemental Indenture will henceforth be read together.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and their respective corporate seals to be affixed hereunto and attested, as of the day and year first written above.

GIVEN under the Common Seal of GE CAPITAL INTERNATIONAL FUNDING COMPANY

By:	/s/ Robert Green
	Name:	Robert Green
	Title:	Director

By:	/s/ Columba Glavin
	Name:	Columba Glavin
	Title:	Director

GENERAL ELECTRIC COMPANY

By:	/s/ Daniel C. Janki
	Name:	Daniel C. Janki
	Title:	Senior Vice President and Treasurer

GENERAL ELECTRIC CAPITAL LLC

By:	/s/ Christina Selby
	Name:	Christina Selby
	Title:	Vice President

GE CAPITAL SUB 3, INC.

By:	/s/ Malvina Iannone
	Name:	Malvina Iannone
	Title:	Vice President

[Signature Page to First Supplemental Indenture for the Exchange Offer Indenture]

THE BANK OF NEW YORK MELLON, as Trustee

By:	/s/ Laurence J. O’Brien
	Name:	Laurence J. O’Brien
	Title:	Vice President

[Signature Page to First Supplemental Indenture for the Exchange Offer Indenture]